EX-99.d(5)

                                    AMENDMENT
                                       TO
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                                     BETWEEN
                            JNL VARIABLE FUND III LLC
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC


     This AMENDMENT is by and between JNL Variable Fund III LLC, a Delaware limited liability company (the "Fund") and Jackson National Asset Management, LLC, a Michigan limited liability company (the "Adviser").

     WHEREAS, the Fund and the Adviser entered into an Investment Advisory and Management Agreement dated January 31, 2001 (the "Agreement"), whereby the Fund retained the Adviser to perform investment advisory and management services for the Funds enumerated in the Agreement; and

     WHEREAS, the advisory fee for the First Trust/JNL The Dow Target 10 Fund, will be amended; and

     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Fund and the Adviser agree as follows:

1. As compensation for services performed and the facilities and personnel provided by the Adviser under the Agreement, the Fund will pay to the Adviser, promptly after the end of each month for the services rendered by the Adviser during the preceding month, the sum of the following amounts:

------------------------------------------------ ------------- ---------
First Trust/JNL The Dow Target 10 Fund           All Assets      .65%
------------------------------------------------ ------------- ---------

2. The Fund and the Adviser agree to abide and be bound by all of the terms and conditions set forth in the Agreement.

     IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the 16th day of May, 2002.

                   JNL VARIABLE FUND III LLC


                   By:      /s/ Andrew B. Hopping
                        ------------------------------

                   Name:    Andrew B. Hopping
                          ----------------------------

                   Title:   President
                           ---------------------------


                   JACKSON NATIONAL ASSET
                   MANAGEMENT, LLC


                   By:      /s/ Mark D. Nerud
                        ------------------------------

                   Name:    Mark D. Nerud
                          ----------------------------

                   Title:   Chief Financial Officer
                           ---------------------------